Exhibit 10.31
AMENDMENT NO. 4 TO THE
TOYS “R” US, INC.
2010 INCENTIVE PLAN
This Amendment No. 4 (this “Amendment”) to the Toys “R” Us, Inc. 2010 Incentive Plan, as previously amended effective as of June 1, 2015 (the “Plan”), shall become effective as of March 22, 2016. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning given to such terms in the Plan.

1.	Prong (i) of the first sentence of Section 5.1 of the Plan is hereby deleted and replaced with the following:

“(i)	7,750,000 Shares; plus”.

2.	Continuing Force and Effect. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

[Signature page follows]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Toys “R” Us, Inc. as of March 9, 2016.

Executed on this 22nd day of March, 2016.

/s/ David J. Schwartz
David J. Schwartz
Secretary